Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Amendment No. 1 to Form F-3) and related Prospectus of Xinyuan Real Estate Co., Ltd. for the registration of up to $490,338,401 of its common shares, warrants, and debt securities and to the incorporation by reference therein of our reports dated September 25, 2009, with respect to the consolidated financial statements of Xinyuan Real Estate Co., Ltd. and the effectiveness of internal control over financial reporting of Xinyuan Real Estate Co., Ltd., and our report dated June 26, 2009, except for Note 12, as to which the date is September 25, 2009 with respect to the consolidated financial statements of Zhengzhou Jiantou Xinyuan Real Estate Co., Ltd. included in Amendment No. 1 to Xinyuan Real Estate Co., Ltd’s. Annual Report (Form 20-F) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming

Shanghai, The People’s Republic of China

September 25, 2009